Exhibit 10.274

                        SUMMARY OF DIRECTOR COMPENSATION


  The directors' current compensation was approved by the Board of Directors and the equity portion of the compensation is subject to stockholder approval at the 2005 Annual Meeting of Stockholders. The following table sets forth rates of cash compensation for non-employee directors beginning January 1, 2005:

        Annual Retainer                                       $   50,000

        Per Meeting Fees
           Board Meeting                                      $    2,800
           Audit Committee
              Same Day as Board Meeting                            1,000
              Different Day as Board Meeting                       2,500
           Compensation Committee
              Same Day as Board Meeting                            1,000
              Different Day as Board Meeting                       2,500
           Other Committee
              Same Day as Board Meeting                              500
              Different Day as Board Meeting                       2,000

        Committee Chair Annual Retainer
           Audit Committee                                    $   20,000
           Compensation Committee                                 15,000
           Nominating & Corporate Governance Committee            15,000



     Non-employee directors may also participate in The Charles Schwab Corporation Directors' Deferred Compensation Plan. This plan allows non-employee directors to defer receipt of all or a portion of their retainers and fees and, at their election, either to:

     (1) receive stock options that (a) have a fair value equal to the amounts deferred (as determined under the valuation method used by the company to value stock options at the time of the deferral), (b) have an option exercise price equal to the fair market value of common stock on the date the deferred amount would have been paid, and (c) vest immediately upon grant and generally expire ten years after the grant date, or

     (2) invest the deferred amount in restricted stock units that are funded by an equivalent number of shares of common stock to be held in a "rabbi" trust and distributed to the director when he or she ceases to be a director.

In addition to cash compensation, non-employee directors also are entitled to receive non-discretionary equity grants under the Company's 2004 Stock Incentive Plan. In 2004, those grants were as follows:

-------------------------------------------------------
          Non-Employee Director Equity Grants
-------------------------------------------------------
 Annual grant of options            5,000 options
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 Annual grant of restricted stock   5,242 shares
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 Initial grant of options for new   5,000 options
 directors
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Non-employee  director  equity  grants are  subject to the  following  terms and conditions:

     o Annual grants of options and restricted stock vest over the three-year period following the date of grant and become 100% vested in the event of the non-employee director's death, disability or retirement. Initial grants of options (when a director joins the Board) are fully vested on the date of the grant.

     o The number of shares for the annual grant of restricted stock is determined by dividing $50,000 by the average of the high and low market prices of common stock on the grant date.

     o Each stock option is designated as a non-qualified stock option and has an exercise price equal to the fair market value of common stock on the date of the grant.

     o Each stock option expires on the earliest of (1) the date ten years after the date of grant, (2) the date three months after termination of service for any reason other than death, disability or retirement, (3) the date one year after termination of service because of death or disability, or
       (4)  the  date  two  years  after   termination  of  service  because  of
       retirement.

If the amendment to the Company's 2004 Stock Incentive Plan is approved by the stockholders at the Annual Meeting of Stockholders on May 19, 2005, non-employee directors will receive an initial grant of options on 10,000 shares of common stock. The annual, automatic grants to non-employee directors will consist of
(i) options on 5,000 shares of common stock and (ii) a number of restricted shares of common stock determined by dividing $60,000 by the fair market value of a share of common stock on the grant date.